Exhibit 8

                                                             December  ___, 1996

Brown Brothers Harriman & Co.
40 Water Street
Boston, MA  02109

         Re: Custodian Agreement dated September 1, 1991 by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC and Brown Brothers Harriman & Co. (the "Agreement")
                -----------------------------------------------

Ladies and Gentlemen:

         GMO Trust (the "Trust") hereby notifies you that it has established an additional series of shares, namely, the "GMO Global Properties Fund" (the "New Fund"). The Trust and the Manager (as defined in the Agreement) desire that you serve as custodian of the assets of the New Fund under the terms of the Agreement.

         If you agree to so serve as custodian for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                            Very truly yours,

                                GMO TRUST

                                        By__________________________________
                                                 Name:
                                                 Title:

                                        GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                                        By__________________________________
                                                 Name:
                                                 Title:



The foregoing is hereby accepted and agreed.

BROWN BROTHERS HARRIMAN & CO.

By__________________________________
   Name:
   Title: